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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of report (Date of earliest event reported): November 23, 2004

                            THE BON-TON STORES, INC.
                       ----------------------------------
                 (Exact Name of Registrant Specified in Charter)

      Pennsylvania                 0-19517                    23-2835229
  ----------------------      --------------------          -------------
      (State or Other          (Commission File           (I.R.S. Employer
      Jurisdiction of               Number)              Identification No.)
      Incorporation)

                 2801 E. Market Street
                   York, Pennsylvania                            17402
           -----------------------------------                  --------
         (Address of Principal Executive Offices)              (Zip Code)

        Registrants telephone number, including area code: (717) 757-7660

      Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      __ Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

      __ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
         CFR 240.14a-12)

      __ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      __ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e4(c))


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ITEM 5.04. TEMPORARY SUSPENSION OF TRADING UNDER REGISTRANT'S EMPLOYEE BENEFIT
PLANS.

      On November 23, 2004, The Bon-Ton Stores, Inc. (the "Company") received the notice required by section 101(i)(2)(E) of the Employment Retirement Income Security Act of 1974 informing it that The Bon-Ton Stores, Inc. Retirement Contribution Plan (the "Plan") is changing its record keeper and that, as a result of this change, a blackout period involving the Plan will be in effect from December 23, 2004 until January 16, 2005.

      On November 23, 2004, the Company sent a notice to its directors and executive officers informing them that the Plan is changing its record keeper and that, as a result of this change, a blackout period will be in effect from December 23, 2004 until January 16, 2005. During this blackout period, directors and executive officers of the Company will be prohibited from purchasing, selling or otherwise acquiring or transferring shares of Common Stock and Class A Common Stock of the Company. The notice was provided to directors and executive officers pursuant to Rule 104 of Regulation BTR. A copy of this notice is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

      (c) Exhibits

      99.1 Notice to directors and executive officers of The Bon-Ton Stores, Inc. dated November 23, 2004.

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      The Bon-Ton Stores, Inc.


                                      By: /s/ Keith E. Plowman
                                          --------------------------------
                                            Keith E. Plowman
                                            Senior Vice President, Finance
                                            and Principal Accounting Officer

Dated: November 23, 2004